Exhibit 99.1
OPTIMUM RECEIVES NOTICE FROM NYSE REGARDING CONTINUED LISTING STANDARD
NEW YORK (August 14, 2026) – Optimum Communications, Inc. (NYSE: OPTU) today announced that on August 13, 2026, it received a notice (the “Notice”) from the New York Stock Exchange (the “NYSE”) indicating the Company is not in compliance with Section 802.01C of the NYSE Listed Company Manual because the average closing price of the Company’s Class A common stock was less than $1.00 over a consecutive 30 trading-day period (the “Price Criteria”).
The Notice has no immediate effect on the listing of the Company’s Class A common stock, subject to the Company’s compliance with the NYSE’s other continued listing requirements. The Notice also does not affect the Company’s business operations or its reporting obligations with the Securities and Exchange Commission.
Pursuant to Section 802.01C, the Company has a period of six months following the receipt of the Notice to regain compliance with the minimum share price requirement. The Company may regain compliance at any time during the six-month cure period if on the last trading day of any calendar month during the six-month cure period the Class A common stock has a closing price of at least $1.00 and an average closing price of at least $1.00 over the 30 trading-day period ending on the last trading day of that month.
If the Company is unable to regain compliance with the Price Criteria rule within this period, the NYSE will initiate procedures to suspend and delist the Class A common stock. However, if the Company determines that it will cure the price condition by taking an action that will require stockholder approval, the Company must so inform the NYSE, must obtain stockholder approval no later than its next annual meeting, and must implement the action promptly thereafter.
The Company intends to monitor the price of its Class A common stock between now and February 13, 2027. If the Company’s Class A common stock does not trade at a level that is likely to regain compliance with the Price Criteria rule, the Company’s board of directors will consider other options available to achieve compliance.
About Optimum Communications
Optimum Communications, Inc. (NYSE: OPTU) is one of the largest broadband communications and video services providers in the United States, delivering broadband, video, mobile, proprietary content and advertising services to approximately 4.2 million residential and business customers across 21 states through its Optimum brand. We operate Optimum Media, an advanced advertising and data business, which provides audience-based, multiscreen advertising solutions to local, regional and national businesses and advertising clients. We also operate News 12, which is focused on delivering best-in-class hyperlocal news content.
Forward-Looking Statements
Certain statements in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, all statements other than statements of historical facts contained in this press release regarding our intentions, beliefs or current expectations concerning, among other things, our ability to regain compliance with the Price Criteria and other continued listing standards. These forward-looking statements can be identified by the use of forward-looking terminology, including without limitation the terms “anticipate”, “believe”, “could”, “estimate”, “expect”, “forecast”, “intend”, “may”, “opportunity”, “plan”, “project”, “should”, “target”, “outlook”, or “will” or, in each case, their negative, or other variations or comparable terminology. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. To the extent that statements in this earnings release are not recitations of historical fact, such statements constitute forward-looking statements, which, by definition, involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements including risks referred to in our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and subsequent Quarterly Reports on Form 10-Q. You are cautioned to not place undue reliance on Optimum

Communications’ forward-looking statements. Any forward-looking statement speaks only as of the date on which it was made. Optimum Communications specifically disclaims any obligation to publicly update or revise any forward-looking statement, as of any future date.
Investor Relations
John Hsu: +1 917 405 2097 / john.hsu@optimum.com
Sarah Freedman: +1 631 660 8714 / sarah.freedman@optimum.com
Media Relations
Lisa Anselmo: +1 516 279 9461 / lisa.anselmo@optimum.com
Janet Meahan: +1 516 519 2353 / janet.meahan@optimum.com

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